Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (this “First Amendment”) is made and entered into as of the 17th day of May, 2005, by and between Cadence Design Systems, Inc. (“Cadence”) and Michael J. Fister (“Executive”).

W I T N E S S E T H:

     WHEREAS, Cadence and Executive have entered into that certain Employment Agreement effective May 12, 2004 (the “Agreement”); and

     WHEREAS, Cadence and Executive desire to amend the Agreement as more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1. Relocation Benefits. Effective May 15, 2005, Section 3(c) of the Agreement shall be deleted in its entirety, and inserted in lieu thereof shall be the following:

     (c) The Company shall provide Executive with (i) a housing allowance of $5,000 per month from May 12, 2004 through May 15, 2005, (ii) a housing allowance of $17,000 per month from May 16, 2005 through May 15, 2007, and (iii) reimbursement of such other reasonable and actual relocation expenses incurred by Executive as may be agreed to by the Company.

     2. Ratification. The Agreement, as modified by this Amendment, is hereby ratified and confirmed by Cadence and Executive.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first above written.

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ R.L. Smith McKeithen	/s/ Michael J. Fister

	Name: R.L. Smith McKeithen	Michael J. Fister
Title: Senior Vice President & General Counsel